SLM Student Loan Trust 1996-2
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$242,894,633.70	($17,865,850.86)	$225,028,782.84
	ii	Interest to be Capitalized	970,270.76		834,185.15

	iii	Total Pool	$243,864,904.46		$225,862,967.99

B	i	Weighted Average Coupon (WAC)	4.385%		4.382%
	ii	Weighted Average Remaining Term	73.79		73.26
	iii	Number of Loans	143,650		135,296
	iv	Number of Borrowers	59,235		55,743

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 07/26/04	% of Pool
C	i	A-1 Notes	78442GAA4	0.51%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAB2	0.71%	190,834,904.46	78.254%	172,832,967.99	76.521%
	iii	Certificates	78442GAC0	0.96%	53,030,000.00	21.746%	53,030,000.00	23.479%

	iv	Total Notes and Certificates			$243,864,904.46	100.000%	$225,862,967.99	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$609,662.26	$564,657.42
	iv	Reserve Account Floor Balance ($)	$1,515,030.00	$1,515,030.00
	v	Current Reserve Acct Balance ($)	$1,515,030.00	$1,515,030.00

II. 1996-2 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$15,947,782.27
	ii	Principal Collections from Guarantor	2,717,507.90
	iii	Principal Reimbursements	19,834.62
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$18,685,124.79

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,495.20
	ii	Capitalized Interest	(856,769.13)

	iii	Total Non-Cash Principal Activity	$(819,273.93)

C	Total Student Loan Principal Activity		$17,865,850.86

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,283,540.58
	ii	Interest Claims Received from Guarantors	130,498.96
	iii	Collection Fees/Return Items	25,390.38
	iv	Late Fee Reimbursements	123,851.50
	v	Interest Reimbursements	9,080.03
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(51.06)
	viii	Subsidy Payments	317,953.56

	ix	Total Interest Collections	$1,890,263.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,900.59
	ii	Capitalized Interest	856,769.13

	iii	Total Non-Cash Interest Adjustments	$858,669.72

F	Total Student Loan Interest Activity		$2,748,933.67

G.	Non-Reimbursable Losses During Collection Period		$35,151.90

H.	Cumulative Non-Reimbursable Losses to Date		$2,428,945.63

III. 1996-2 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$15,261,665.41
ii	Consolidation Principal Payments	3,403,624.76
iii	Reimbursements by Seller	333.94
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	2,598.91
vi	Re-purchased Principal	16,901.77

vii	Total Principal Collections	$18,685,124.79

B	Interest Collections
i	Interest Payments Received	$1,696,366.56
ii	Consolidation Interest Payments	35,575.48
iii	Reimbursements by Seller	749.63
iv	Borrower Benefits Reimbursements	0.00
v	Reimbursements by Servicer	6,560.97
vi	Re-purchased Interest	1,769.43
vii	Collection Fees/Return Items	25,390.38
viii	Late Fees	123,851.50

ix	Total Interest Collections	$1,890,263.95

C	Other Reimbursements	$107,469.83

D	Administrator Account Investment Income	$—

TOTAL FUNDS RECEIVED	$20,682,858.57
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(539,198.03)
E	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$20,143,660.54

F	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$256,550.68
ii	Percentage of Principal Calculation	$263,220.50
iii	Lesser of Unit or Principal Calculation	$256,550.68

G	Servicing Fees Due for Current Period	$256,550.68

H	Carryover Servicing Fees Due	$14,400.73
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$7,730.91
Jun-04	Servicing Carryover	$6,669.82

$14,400.73

I	Administration Fees Due	$20,000.00

J	Total Fees Due for Period	$290,951.41

IV. 1996-2	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.725%	4.709%	538	453	0.375%	0.335%	$1,668,558.89	$1,411,265.27	0.687%	0.627%

Grace
Current	4.613%	4.608%	95	112	0.066%	0.083%	$317,729.59	$373,184.90	0.131%	0.166%

TOTAL INTERIM	4.707%	4.688%	633	565	0.441%	0.417%	$1,986,288.48	$1,784,450.17	0.818%	0.793%
REPAYMENT
Active
Current	4.390%	4.387%	98,653	92,382	68.676%	68.281%	$132,839,548.89	$121,588,373.42	54.690%	54.032%
31-60 Days Delinquent	4.437%	4.442%	5,411	5,409	3.767%	3.998%	$11,172,569.19	$11,024,938.75	4.600%	4.899%
61-90 Days Delinquent	4.368%	4.397%	3,051	3,196	2.124%	2.362%	$7,237,507.47	$6,861,718.52	2.980%	3.049%
91-120 Days Delinquent	4.380%	4.369%	1,588	2,067	1.105%	1.528%	$4,184,342.59	$5,049,804.52	1.723%	2.244%
> 120 Days Delinquent	4.442%	4.427%	5,041	5,479	3.509%	4.050%	$13,674,529.29	$14,819,929.91	5.630%	6.586%

Deferment
Current	4.317%	4.296%	15,344	13,494	10.682%	9.974%	$35,601,423.28	$30,903,811.09	14.657%	13.733%

Forbearance
Current	4.383%	4.388%	13,279	12,057	9.244%	8.912%	$34,361,736.59	$31,224,815.42	14.147%	13.876%

TOTAL REPAYMENT	4.382%	4.380%	142,367	134,084	99.107%	99.103%	$239,071,657.30	$221,473,391.63	98.427%	98.419%
Claims in Process (1)	4.436%	4.381%	645	646	0.449%	0.477%	$1,814,932.64	$1,765,043.22	0.747%	0.784%
Aged Claims Rejected (2)	4.220%	4.220%	5	1	0.003%	0.001%	$21,755.28	$5,897.82	0.009%	0.003%
GRAND TOTAL	4.385%	4.382%	143,650	135,296	100.000%	100.000%	$242,894,633.70	$225,028,782.84	100.001%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1996-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.463%	105,509	$161,790,556.00	71.898%
- GSL - Unsubsidized	4.210%	23,188	$46,194,848.50	20.528%
- PLUS Loans	4.106%	2,773	$5,986,563.00	2.660%
- SLS Loans	4.091%	3,826	$11,056,815.34	4.914%

- Total	4.382%	135,296	$225,028,782.84	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.405%	107,049	$180,755,118.69	80.325%
-Two Year	4.298%	19,183	$29,329,801.02	13.034%
-Technical	4.286%	9,055	$14,932,395.85	6.636%
-Other	4.998%	9	$11,467.28	0.005%

- Total	4.382%	135,296	$225,028,782.84	100.000%

*Percentages may not total 100% due to rounding.

VI. 1996-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$2,162,058.41
B	Interest Subsidy Payments Accrued During Collection Period		276,702.76
C	SAP Payments Accrued During Collection Period		1,992.36
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		48,447.56
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$2,489,201.09

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$2,489,201.09
	iv	Primary Servicing Fee	$795,748.71
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$243,864,904.46
	vii	Student Loan Rate	2.75997%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(04/26/04 - 07/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.91562%
K	Class A-2 Interest Rate	0.004762869	(04/26/04 - 07/26/04)	1.91562%
L	Certificate T-Bill Based Rate of Return			2.16562%
M	Certificate Rate of Return	0.005384454	(04/26/04 - 07/26/04)	2.16562%

VII. 1996-2 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.659%	1.909%

4/27/2004	–	5/3/2004	7	0.985%	1.695%	1.945%

5/4/2004	–	5/10/2004	7	1.001%	1.711%	1.961%

5/11/2004	–	5/17/2004	7	1.078%	1.788%	2.038%

5/18/2004	–	5/24/2004	7	1.058%	1.768%	2.018%

5/25/2004	–	6/1/2004	8	1.066%	1.776%	2.026%

6/2/2004	–	6/7/2004	6	1.150%	1.860%	2.110%

6/8/2004	–	6/14/2004	7	1.251%	1.961%	2.211%

6/15/2004	–	6/21/2004	7	1.413%	2.123%	2.373%

6/22/2004	–	6/28/2004	7	1.336%	2.046%	2.296%

6/29/2004	–	7/6/2004	8	1.381%	2.091%	2.341%

7/7/2004	–	7/12/2004	6	1.344%	2.054%	2.304%

7/13/2004	–	7/25/2004	13	1.336%	2.046%	2.296%

Total Days in Accrual Period			91

VIII. 1996-2 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Current Pool Balance	$242,894,633.70
	ii	Interest To Be Capitalized	$970,270.76

	iii	Total Student Loan Pool Outstanding	$243,864,904.46

B	Total Note and Certificate Factor		0.16096374624
C	Total Note and Certificate Balance		$243,864,904.46

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.3918581200	1.0000000000
	ii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iii	Expected Note Balance	$0.00	$190,834,904.46	$53,030,000.00

	iv	Note Balance	$0.00	$190,834,904.46	$53,030,000.00
E	Interest Shortfall		$0.00	$0.00	$0.00
F	Interest Carryover		$0.00	$0.00	$0.00

G	Reserve Account Balance		$1,515,030.00
H	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
I	Unpaid Administration fees from Prior Quarter(s)		$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
K	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1996-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III -E + VI-D)		$20,192,108.10	$20,192,108.10

B	Primary Servicing Fees-Current Month		$256,550.68	$19,935,557.42

C	Administration Fee		$20,000.00	$19,915,557.42

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$19,915,557.42
	ii	Class A-2	$908,921.62	$19,006,635.80

	iii	Total Noteholder’s Interest Distribution	$908,921.62

E	Certificateholder’s Return Distribution Amount		$285,537.57	$18,721,098.23

F	Noteholder’s Principal Distribution Amount
	i	Class A-1	$0.00	$18,721,098.23
	ii	Class A-2	$18,001,936.47	$719,161.76

	iii	Total Noteholder’s Principal Distribution	$18,001,936.47

G	Certificateholder’s Balance Distribution Amount		$0.00	$719,161.76

H	Increase to the Specified Reserve Account Balance		$0.00	$719,161.76

I	Carryover Servicing Fees		$14,400.73	$704,761.03

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$704,761.03
	ii	Class A-2	$0.00	$704,761.03

	iii	Total Noteholder’s Interest Carryover	$0.00
K	Certificateholder’s Return Carryover		$0.00	$704,761.03

L	Excess to Reserve Account		$704,761.03	$0.00

X. 1996-2 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$908,921.62	$285,537.57
	ii	Quarterly Interest Paid		$0.00	$908,921.62	$285,537.57

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		$0.00	$0.00	$0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$18,001,936.47	$0.00
	viii	Quarterly Principal Paid		$0.00	$18,001,936.47	$0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$18,910,858.09	$285,537.57

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$243,864,904.46
	ii	Pool Balance 6/30/04		$225,862,967.99

	iii	Pool Exceeding Notes and Certificate Balance (i - ii)		$18,001,936.47

	iv	Principal Distribution Amount		$18,001,936.47

C		Total Principal Distribution		$18,001,936.47
D		Total Interest Distribution		$1,194,459.19

E		Total Cash Distributions - Note and Certificates		$19,196,395.66

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAA4)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAB2)	$190,834,904.46	$172,832,967.99
		A-2 Note Pool Factor		0.3918581200	0.3548931581

	iii	Certificate Balance	(78442GAC0)	$53,030,000.00	$53,030,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,515,030.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$704,761.03

	iv	Total Reserve Account Balance Available			$2,219,791.03
	v	Required Reserve Account Balance			$1,515,030.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$704,761.03
	viii	Ending Reserve Account Balance			$1,515,030.00

XI. 1996-2 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$242,894,633.70	$268,874,313.32	$396,153,216.84	$552,165,325.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$15,947,782.27	$24,145,174.30	$103,751,860.91	$94,764,215.41
	ii	Principal Collections from Guarantor	2,717,507.90	2,611,117.18	$13,170,574.88	$16,858,253.32
	iii	Principal Reimbursements	19,834.62	111,887.24	$15,663,659.56	$53,608,106.93
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$18,685,124.79	$26,868,178.72	$132,586,095.35	$165,230,575.66
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$37,495.20	$35,086.23	$531,289.58	$1,120,975.54
	ii	Capitalized Interest	(856,769.13)	(923,585.33)	$(5,838,481.41)	(10,339,442.40)

	iii	Total Non-Cash Principal Activity	$(819,273.93)	$(888,499.10)	$(5,307,191.83)	$(9,218,466.86)

(-)	Total Student Loan Principal Activity		$17,865,850.86	$25,979,679.62	$127,278,903.52	$156,012,108.80

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,283,540.58	$1,516,928.33	$8,447,103.30	$16,022,411.67
	ii	Interest Claims Received from Guarantors	130,498.96	124,621.30	$744,590.51	$1,187,361.61
	iii	Collection Fees/Return Items	25,390.38	32,777.99	$100,686.91	$35,926.24
	iv	Late Fee Reimbursements	123,851.50	162,345.34	$614,810.66	$708,666.45
	v	Interest Reimbursements	9,080.03	7,639.51	$148,200.55	$501,119.76
	vi	Other System Adjustments	0.00	0.00	$—	$—
	vii	Special Allowance Payments	(51.06)	(145.76)	$(1,639.85)	$(514.50)
	viii	Subsidy Payments	317,953.56	316,056.58	$1,825,256.18	$3,268,053.64

	ix	Total Interest Collections	$1,890,263.95	$2,160,223.29	$11,879,008.26	$21,723,024.87
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$1,900.59	$1,181.91	$(345,259.28)	$(803,107.72)
	ii	Capitalized Interest	856,769.13	923,585.33	$5,838,481.41	10,339,442.40

	iii	Total Non-Cash Interest Adjustments	$858,669.72	$924,767.24	$5,493,222.13	$9,536,334.68

	Total Student Loan Interest Activity		$2,748,933.67	$3,084,990.53	$17,372,230.39	$31,259,359.55
(=)	Ending Student Loan Portfolio Balance		$225,028,782.84	$242,894,633.70	$268,874,313.32	$396,153,216.84
(+)	Interest to be Capitalized		$834,185.15	$970,270.76	$1,030,298.19	$1,628,431.42

(=)	TOTAL POOL		$225,862,967.99	$243,864,904.46	$269,904,611.51	$397,781,648.26

XII. 1996-2 Historical Pool Information (continued)

			2001	2000	1999	1998	1997	1996

			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	1/1/97-12/31/97	4/8/96-12/31/96
Beginning Student Loan Portfolio Balance			$693,426,753.77	$826,491,034.47	$983,303,642.95	$1,157,119,554.57	$1,368,940,609.46	$1,499,948,797.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$119,961,597.20	$124,432,072.67	$138,115,398.37	$149,949,538.87	$145,473,007.92	$104,817,308.47
	ii	Principal Collections from Guarantor	$16,891,968.26	$12,539,354.71	17,820,003.19	40,352,210.15	54,514,426.98	14,273,213.40
	iii	Principal Reimbursements	$18,671,517.94	$14,837,328.51	20,872,811.81	1,797,228.48	32,082,819.65	30,227,142.04
	iv	Other System Adjustments	$—	$—	—	—	(0.00)	(7,802.11)

	v	Total Principal Collections	$155,525,083.40	$151,808,755.89	$176,808,213.37	$192,098,977.50	$232,070,254.55	$149,309,861.80
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,559,967.07	$2,623,658.44	$3,148,632.40	$3,182,463.99	$3,855,960.11	$2,791,175.23
	ii	Capitalized Interest	(15,823,622.34)	$(21,368,133.63)	(23,144,237.29)	(21,465,529.87)	(24,105,159.77)	(21,092,848.85)

	iii	Total Non-Cash Principal Activity	$(14,263,655.27)	$(18,744,475.19)	$(19,995,604.89)	$(18,283,065.88)	$(20,249,199.66)	$(18,301,673.62)

(-)	Total Student Loan Principal Activity		$141,261,428.13	$133,064,280.70	$156,812,608.48	$173,815,911.62	$211,821,054.89	$131,008,188.18

	Student Loan Interest Activity
	i	Regular Interest Collections	$28,500,394.14	$37,105,943.21	$45,211,907.75	$54,432,803.82	$59,086,651.06	$43,848,689.58
	ii	Interest Claims Received from Guarantors	$1,297,459.25	$854,118.33	1,074,354.76	2,490,544.07	3,409,775.51	844,828.73
	iii	Collection Fees/Return Items	0.00	0.00	0.00	0.00	0.00	0.00
	iv	Late Fee Reimbursements	$884,829.60	$984,766.04	1,048,616.35	307,279.69	1.27	—
	v	Interest Reimbursements	$235,666.22	$157,329.50	320,379.08	128,279.84	569,993.65	418,023.61
	vi	Other System Adjustments	$—	$(956.06)	—	—	—	(2,057.69)
	vii	Special Allowance Payments	$1,423,318.68	$6,943,960.03	417,267.52	1,384,583.73	2,071,430.41	1,356,833.19
	viii	Subsidy Payments	$5,471,433.30	$7,140,519.43	10,928,499.59	15,657,130.90	24,308,423.57	16,922,688.94

	ix	Total Interest Collections	$37,813,101.19	$53,185,680.48	$59,001,025.05	$74,400,622.05	$89,446,275.47	$63,389,006.36

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,288,286.87)	$(2,402,550.80)	$(2,842,231.34)	$(2,504,011.63)	$(2,963,405.97)	$(2,588,185.48)
	ii	Capitalized Interest	15,823,622.34	$21,368,133.63	23,144,237.29	21,465,529.87	24,105,159.77	21,092,848.85

	iii	Total Non-Cash Interest Adjustments	$14,535,335.47	$18,965,582.83	$20,302,005.95	$18,961,518.24	$21,141,753.80	$18,504,663.37

	Total Student Loan Interest Activity		$52,348,436.66	$72,151,263.31	$79,303,031.00	$93,362,140.29	$110,588,029.27	$81,893,669.73

(=)	Ending Student Loan Portfolio Balance		$552,165,325.64	$693,426,753.77	$826,491,034.47	$983,303,642.95	$1,157,119,554.57	$1,368,940,609.46
(+)	Interest to be Capitalized		$2,665,698.97	$3,421,644.77	$6,187,321.92	$10,283,328.75	$11,609,569.57	$13,686,568.72

(=)	TOTAL POOL		$554,831,024.61	$696,848,398.54	$832,678,356.39	$993,586,971.70	$1,168,729,124.14	$1,382,627,178.18

XIII. 1996-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-96	$1,517,607,923	—
Jul-96	$1,483,611,074	4.11%
Oct-96	$1,435,808,978	5.25%
Jan-97	$1,382,627,178	6.20%
Apr-97	$1,326,256,378	6.80%
Jul-97	$1,270,438,672	7.10%
Oct-97	$1,221,695,246	7.02%
Jan-98	$1,168,729,124	7.15%
Apr-98	$1,123,009,294	6.83%
Jul-98	$1,078,803,107	6.44%
Oct-98	$1,035,727,586	6.07%
Jan-99	$993,586,972	5.72%
Apr-99	$949,663,915	5.47%
Jul-99	$901,285,813	5.41%
Oct-99	$865,655,652	4.97%
Jan-00	$832,678,356	4.50%
Apr-00	$797,665,403	4.09%
Jul-00	$730,923,871	3.71%
Oct-00	$728,315,229	3.56%
Jan-01	$696,848,399	3.29%
Apr-01	$665,225,839	3.03%
Jul-01	$630,621,720	2.89%
Oct-01	$595,596,384	2.65%
Jan-02	$554,831,025	2.82%
Apr-02	$514,583,733	3.03%
Jul-02	$481,548,684	3.06%
Oct-02	$436,676,403	3.49%
Jan-03	$397,781,648	3.75%
Apr-03	$362,597,094	4.00%
Jul-03	$338,924,003	3.87%
Oct-03	$296,033,623	4.53%
Jan-04	$269,904,612	4.49%
Apr-04	$243,864,904	4.56%
Jul-04	$225,862,968	4.25%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.